SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

PLANDAÍ BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51206	20-1389815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2226 Eastlake Avenue East #156, Seattle, WA	98102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (425) 836-9035

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On August 23, 2012, PLANDAÍ BIOTECHNOLOGY, INC. (the “Company”) approved the dismissal of Robison, Hill & Company as independent auditors for the Company. The decision to dismiss Robison, Hill & Company and to seek new independent auditors was approved by the Company’s Board of Directors. On September 25, 2012, the Company notified Robison Hill & Company of the dismissal.

Besides a standard going concern qualification, the report of Robison, Hill & Company on the Company’s financial statements for fiscal year ended March 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audit of the Company’s financial statement for the fiscal year ended March 31, 2011 through September 25, 2012, (1) there were no disagreements with Robison, Hill & Company on any matter of accounting principles or practices, financial statement disclosure and procedure which, if not resolved to the satisfaction of Robison, Hill & Company, would have caused Robison, Hill & Company to make reference to the matter in the filing and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On August 23, 2012, the Company engaged Michael F. Cronin, CPA as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements.  During the fiscal years ended June 30, 2012, March 31, 2011 and March 31, 2010 through August 23, 2012 neither the Company nor anyone acting on its behalf consulted with Michael F. Cronin, CPA regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Michael F. Cronin, CPA on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Robison, Hill & Company or a reportable event with respect to Robison, Hill & Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter dated September 27, 2012, from Robison, Hill & Company to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly  caused this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012

PLANDAÍ BIOTECHNOLOGY, INC. By: /s/ Roger Duffield Roger Duffield Chief Executive Officer